Exhibit 23.0 Consent of BKD LLP to Publish Their Consolidated Financial Statements Dated March 31, 2001 and 2000

                        INDEPENDENT ACCOUNTANT'S CONSENT

                  The Board of Directors
                  CGB&L Financial Group, Inc.

                  We hereby consent to the incorporation by reference, in Registration Statement on Form S-8 filed with the SEC on October 29, 1999 on behalf of CGB&L Financial Group, Inc., of our report dated April 06, 2001 on the consolidated financial statements of CGB&L Financial Group, Inc. and subsidiary for the year ended March 31, 2001, which report is incorporated in the Company's Form 10-KSB of CGB&L Financial Group, Inc.

                  By:  /s/ BKD LLP
                  Formerly known as Olive LLP
                  Decatur, Illinois
                  June 26, 2001


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